Exhibit 99.1

Contact	Evan Goad
TransUnion
E-mail	investor.relations@transunion.com
Telephone	312 985 2860

TransUnion Corp. Announces Receipt of Requisite Consents In Its

Consent Solicitation Relating to the 11 3/8% Senior Notes due 2018

CHICAGO, February 28, 2012

TransUnion Corp. announced today that, pursuant to its previously announced solicitation of consents (the “Consent Solicitation”) by its wholly owned subsidiaries, Trans Union LLC (“TU LLC”) and TransUnion Financing Corporation (“TU Financing” and, together with TU LLC, the “Issuers”), to holders of the outstanding 11 3/8% Senior Notes due 2018 (the “Notes”), the Issuers have received the requisite consents to amend the indenture relating to the Notes (the “Indenture”) to modify the definition of “Investors” to allow affiliates of Advent International and Goldman Sachs Capital Partners to jointly acquire 100% of the voting power of the common stock (the “Merger”) of TransUnion Corp. (together with its direct and indirect subsidiaries, collectively, “we,” “us” or “TransUnion”), without triggering a “Change of Control” as defined in the Indenture, and to modify the definitions of “Investors” and “Permitted Holders” to provide that the pre-Merger Investors and Continuing Shareholders (as defined in the Indenture) will not constitute Permitted Holders following the consummation of the Merger for purposes of determining whether or not a Change of Control has occurred (the “Proposed Amendments”). The consent solicitation expired at 5:00 p.m., New York City time, on February 27, 2012.

The Issuers have received consents from holders of at least a majority of the aggregate principal amount of all outstanding Notes, voting as a single class. Accordingly, on February 27, 2012, the Issuers entered into a supplemental indenture with respect to the Indenture reflecting the amendments described above (the “Supplemental Indenture” and such time, the “Effective Time”). Pursuant to the terms of the Supplemental Indenture, the Proposed Amendments became effective at the Effective Time and thereafter bind every holder of Notes. However, if the Merger is not consummated at or prior to 5:30 p.m., New York City time, on April 30, 2012 (as such date may be extended (as described in the Supplemental Indenture)), the Supplemental Indenture provides that the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time. TU LLC intends to pay the consent payment on or promptly after the consummation of the Merger. The consent payment is subject to the conditions described in the Consent Solicitation Statement, dated February 17, 2012 (as may be amended or supplemented from time to time) and the accompanying Consent Letter.

Any inquiries may be directed to MacKenzie Partners, Inc., the Information and Tabulation Agent, at (212) 929-5500 (collect) or (800) 322-2885 (toll free). Any persons with questions regarding the Consent Solicitation should contact the Solicitation Agents, Goldman, Sachs & Co., at (212) 902-5183 (collect) or (800) 828-3182 (toll free) or Deutsche Bank Securities Inc., at (212) 250-7527 (collect) or (855) 287-1922 (toll free).

This announcement is for information purposes only and is neither an offer to sell nor a solicitation of an offer to buy any security. This announcement is also not a solicitation of consents with respect to the Proposed Amendments or any securities. The Consent Solicitation is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions.

We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements, including, without limitation, the factors described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2011. Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements, to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.